UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2024

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street N.W., Suite 2500
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVR PrB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.
On December 26, 2024, Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), provided notice of termination, effective December 27, 2024, of the Equity Distribution Agreement, dated as of March 19, 2019 (as amended, the “Equity Distribution Agreement”), by and among the Company, IAS Operating Partnership LP, Invesco Advisers, Inc., and JonesTrading Institutional Services LLC (the “Agent”). As previously reported, pursuant to the terms of the Equity Distribution Agreement, the Company could offer and sell up to 1,500,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, up to 1,500,000 shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, and up to 4,000,000 shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, from time to time, to or through the Agent. The Company is not subject to any termination penalties related to the termination of the Equity Distribution Agreement. The Company did not sell any shares of its preferred stock pursuant to the Equity Distribution Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, the Company has called for redemption all 4,247,989 of its outstanding shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), at a redemption price per share of Series B Preferred Stock of $25.00 plus accrued and unpaid dividends per share to, but not including, the redemption date of December 27, 2024. In connection with the redemption of all outstanding shares of Series B Preferred Stock, and in accordance with the terms of the Company’s charter, the Company’s board of directors has approved the reclassification of all of the authorized but unissued shares of Series B Preferred Stock as shares of Preferred Stock without designation as to class or series. The Company caused Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation on December 27, 2024 in order to complete such reclassification. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Report and is incorporated herein by this reference.

Item 8.01. Other Events.

On December 27, 2024, the Company redeemed all 4,247,989 of its outstanding Series B Preferred Stock at a redemption price per share of Series B Preferred Stock of $25.00 plus accrued and unpaid dividends per share to, but not including, the redemption date of December 27, 2024.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Articles Supplementary reclassifying 2,200,000 shares of authorized but unissued shares of Series B Preferred Stock as shares of Preferred Stock without designation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Tina Carew
Name: Tina Carew
Title: Vice President, General Counsel and Secretary

Dated: December 27, 2024